                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               OLSTEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               OLSTEN CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                      LOGO

                                                                  April 13, 1999

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Olsten Corporation to be held on May 4, 1999 at 9:00 a.m. at our world headquarters located at 175 Broad Hollow Road, Melville, New York.

     The accompanying Notice and Proxy Statement describe the matters to be voted upon at the Annual Meeting. Holders of Common Stock and Class B Common Stock will be entitled to one vote and ten votes, respectively, at the Annual Meeting for each share held of record at the close of business on March 15, 1999, but will vote as separate classes in the election of Directors.

     At the Annual Meeting, shareholders will have an opportunity to inquire about the affairs of the Company that may be of interest to shareholders generally. We shall also feature an exhibit and some demonstrations that you may find interesting.

     We would appreciate your signing, dating and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting in the event you do not attend. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

     Thank you and we look forward to greeting you personally if you are able to be present.

Sincerely,                                                   Sincerely,

EDWARD A. BLECHSCHMIDT                                       STUART OLSTEN
President and Chief Executive Officer                        Chairman of the Board

                           [OLSTEN CORPORATION LOGO]

                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 1999
                         ------------------------------

TO THE SHAREHOLDERS OF OLSTEN CORPORATION:

     You are cordially invited to attend the Annual Meeting of Shareholders of Olsten Corporation, a Delaware corporation (the "Company"), which will be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905, on May 4, 1999, at 9:00 a.m., New York time, for the following purposes:

          1. To elect nine Directors of the Company, three by the holders of Common Stock voting separately as a class and six by the holders of Class B Common Stock voting separately as a class, to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;

          2. To consider and vote upon a proposal to approve the Company's Executive Officers Bonus Plan;

          3. To consider and vote upon a proposal to ratify and approve the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company for its 1999 fiscal year;

          4. If presented, to consider and vote upon a proposal to eliminate stock options, bonuses and restricted shares for top senior management, expected to be made by one shareholder;

          5. If presented, to consider and vote upon a proposal to require shareholder approval of change of control agreements, expected to be made by one shareholder;

          6. If presented, to consider and vote upon a proposal requesting the prompt sale of the Company to the highest bidder, expected to be made by one shareholder; and

          7. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books of the Company will not be closed but only shareholders of record at the close of business on March 15, 1999 are entitled to notice of and to vote at such meeting or any adjournments thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                 Laurin L. Laderoute, Jr.
                                                        Secretary
Dated: April 13, 1999
       Melville, New York

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WE DO HOPE YOU WILL ATTEND, BUT IF YOU DO NOT INTEND TO BE PRESENT IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                           [OLSTEN CORPORATION LOGO]

                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
                         ------------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 1999
                         ------------------------------

     This Proxy Statement is furnished to shareholders of Olsten Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905, on May 4, 1999, at 9:00 a.m., New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only shareholders of record at the close of business on March 15, 1999 are entitled to vote at such meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about April 13, 1999.

     A shareholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not said shareholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein (Proposal 1), in favor of Proposals 2 and 3 described herein and, if they are presented to the meeting, against Proposals 4, 5 and 6 described herein.

     Proxies marked as abstentions will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise its discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will have no effect on the vote. Votes are counted by employees of ChaseMellon Shareholder Services, L.L.C., the Company's independent transfer agent and registrar.

     At the close of business on March 15, 1999, the record date for the determination of shareholders entitled to vote at the Annual Meeting, the Company had outstanding 68,209,893 shares of its Common Stock, par value $.10 per share ("Common Stock"), and 13,068,927 shares of its Class B Common Stock, par value $.10 per share ("Class B Common Stock"). The holders of such Common Stock and Class B Common Stock are entitled to one vote and ten votes, respectively, for each share held on such record date, but with respect to the election of Directors, holders of Common Stock voting separately as a class are entitled to elect three Directors and holders of Class B Common Stock voting separately as a class are entitled to elect six Directors.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     A copy of the 1998 Annual Report to Shareholders, containing the financial statements of the Company and a report with respect thereto by PricewaterhouseCoopers LLP, independent accountants, and a special Company brochure are also being mailed to you herewith. The Annual Report and special Company brochure are not deemed a part of the soliciting material for the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 15, 1999, the amount and nature of beneficial ownership of the Company's Common Stock and Class B Common Stock by each Director and nominee for Director; each beneficial owner of more than five percent of the Common Stock or Class B Common Stock known by management; named executive officers of the Company; and all executive officers and Directors as a group.

    Since each share of Class B Common Stock may be converted into one share of Common Stock, the beneficial ownership rules under the Securities Exchange Act of 1934 require that all shares of Common Stock issuable upon the conversion of Class B Common Stock by any shareholder be included in determining the number of shares and percentage of Common Stock held by such shareholder. The effect of the assumption that such shareholder has converted into Common Stock the shares of Class B Common Stock of which such shareholder is the beneficial owner is also reflected in the following table. For a more complete description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

                                                         AMOUNT OF SHARES AND NATURE                    PERCENT OF CLASS IF
                                                        OF BENEFICIAL OWNERSHIP(1)(2)                    MORE THAN 1.0%(2)
                                                   ----------------------------------------       -------------------------------
                                                                               COMMON STOCK                          COMMON STOCK
                                                                               (IF CLASS B                           (IF CLASS B
                                                                  CLASS B      COMMON STOCK                CLASS B   COMMON STOCK
                NAME AND ADDRESS                    COMMON         COMMON         DEEMED          COMMON   COMMON       DEEMED
               OF BENEFICIAL OWNER                   STOCK         STOCK        CONVERTED)        STOCK     STOCK     CONVERTED)
               -------------------                  ------        -------      ------------       ------   -------   ------------
Miriam Olsten                                         21,700      4,075,714(3)   4,097,414(3)        --      31.2%        5.7%
  175 Broad Hollow Road
  Melville, NY
Stuart Olsten                                        126,725(4)   6,236,199(4)   6,362,924(4)        --      47.7%        8.5%
  175 Broad Hollow Road
  Melville, NY
Cheryl Olsten                                                     5,243,412(5)   5,243,412(5)                40.1%        7.1%
  175 Broad Hollow Road
  Melville, NY
Andrew N. Heine                                        2,454(6)   3,127,610(6)   3,130,064(6)        --      23.9%        4.4%
  114 West 47th Street
  New York, NY
Robert L. Riedinger                                  225,000      5,734,052(7)   5,959,052(7)        --      43.9%        8.1%
  4444 Blackland Drive
  Marietta, GA
Edward A. Blechschmidt                               112,000(8)                                      --
Victor F. Ganzi                                        5,203(9)                                      --
Stuart R. Levine                                      18,853                                         --
John M. May                                           38,200(10)                                     --
Richard J. Sharoff                                    23,621                                         --
Raymond S. Troubh                                     96,299(11)     64,559        160,858(11)       --        --          --
Josh S. Weston                                        20,550                                         --
Frank N. Liguori                                   1,417,734              9      1,417,743         2.1%        --         2.1%
Robert A. Fusco                                      170,250                                         --
Anthony J. Puglisi                                    71,125                                         --
Gerald J. Kapalko                                     87,225(12)                                     --
Pacific Financial Research                         6,133,400(13)                                   9.0%
  9601 Wilshire Boulevard
  Beverly Hills, CA
First Manhattan Co.                                4,981,822(14)                                   7.3%
  437 Madison Avenue
  New York, NY
Morgan Stanley Dean Witter & Co. and Miller
Anderson & Sherrerd, LLP                           4,063,269(15)                                   6.0%
  1585 Broadway
  New York, NY
All executive officers and                           905,986(16) 10,379,475(17)  11,285,461(16)(17)  1.3%    79.0%       14.3%
  Directors as a group
  (17 persons)

---------------
 (1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

 (2) Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each shareholder's name in the above table under the columns captioned "Common Stock" and "Class B Common Stock" include shares of Common Stock and Class B Common Stock (in the case of Mr. Troubh), respectively, issuable upon exercise of presently exercisable stock options under the Company's stock option plans as follows: 19,500, 122,925, 15,000, 19,500, 19,500, 19,500, 15,000, 55,000, 118,125, 58,875 and 69,375 shares of Common
     Stock as to, respectively, M. Olsten, S. Olsten, S. Levine, J. May, R. Sharoff, R. Troubh, J. Weston, F. Liguori, R. Fusco, A. Puglisi and G. Kapalko; and 64,559 shares of Class B Common Stock as to R. Troubh. The columns captioned "Common Stock (if Class B Common Stock Deemed Converted)" relating to such shareholders reflect the effect of the right to convert beneficially owned shares of Class B Common Stock into Common Stock, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of conversion. However, the shares of Common Stock so issuable upon such exercise, exchange or conversion by any such shareholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other shareholder.

 (3) Mrs. Olsten owns of record 3,138,904 shares of Class B Common Stock. She has sole voting and investment power with respect to 936,810 shares of Class B Common Stock held under a trust for the benefit of one of her children, of which she is trustee, and as to which shares she disclaims beneficial ownership.

 (4) Mr. Olsten's holding includes 3,600 shares of Common Stock owned of record and 200 shares of Common Stock owned of record by his wife, as to which shares he disclaims beneficial ownership. Mr. Olsten owns of record 1,928,629 shares of Class B Common Stock and has shared voting and investment power as a trustee with respect to 2,522,837 shares of Class B Common Stock owned by a trust for his and his sister's benefit and 1,563,805 shares of Class B Common Stock owned by a trust for his benefit. He has shared voting and investment power as a trustee with respect to 45,000 shares of Class B Common Stock owned by a trust for the benefit of his son, 90,000 shares of Class B Common Stock owned by two trusts for the benefit of his niece and nephew and 83,605 shares of Class B Common Stock owned by a trust for the benefit of his descendants, as to which shares he disclaims beneficial ownership. His holding further includes 1,000 shares of Class B Common Stock owned of record by his wife and 1,323 shares of Class B Common Stock held in a custodial account for his daughter, as to which shares he disclaims beneficial ownership.

 (5) Ms. Olsten owns of record 938,165 shares of Class B Common Stock and has shared voting and investment power as a trustee with respect to 2,522,837 shares of Class B Common Stock owned by a trust for her and her brother's benefit and 1,563,805 shares of Class B Common Stock owned by a trust for her benefit. Ms. Olsten has shared voting and investment power as a trustee with respect to 90,000 shares of Class B Common Stock owned by two trusts for the benefit of her two children, 45,000 shares of Class B Common Stock held by a trust for the benefit of her nephew and 83,605 shares of Class B Common Stock owned by a trust for the benefit of her descendants, as to which shares she disclaims beneficial ownership.

 (6) Includes 575 shares of Common Stock as to which Mr. Heine has an indirect beneficial interest and 1,200 shares owned by Mr. Heine's wife, as to which shares he disclaims beneficial ownership. Mr. Heine has shared voting and investment power as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten and as a trustee with respect to

                                              (footnotes continued on next page)

     1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Cheryl Olsten, as to which shares Mr. Heine disclaims beneficial ownership.

 (7) Mr. Riedinger has shared voting and investment power as a trustee with respect to 2,522,837 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten and Cheryl Olsten, 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten, 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Cheryl Olsten and 83,605 shares of Class B Common Stock owned by a trust for the benefit of descendants of Ms. Olsten, as to which shares Mr. Riedinger disclaims beneficial ownership.

 (8) Includes 14,000 shares owned by his wife, as to which shares he disclaims beneficial ownership.

 (9) Includes 2,200 shares representing the equivalent of units deferred under the Company's Stock & Deferred Compensation Plan for Non-Employee Directors.

(10) Includes 2,200 shares representing the equivalent of units deferred under the Company's Stock & Deferred Compensation Plan for Non-Employee Directors.

(11) Includes 2,200 shares representing the equivalent of units deferred under the Company's Stock & Deferred Compensation Plan for Non-Employee Directors.

(12) Includes 8,550 shares owned by his wife and 300 shares owned by his daughter, as to which shares he disclaims beneficial ownership.

(13) Based on a Schedule 13G dated February 11, 1999 and filed with the Securities and Exchange Commission. Pacific Financial Research held sole voting power and sole dispositive power as to all of such shares.

(14) Based on a Schedule 13G dated February 11, 1999 and filed with the Securities and Exchange Commission. First Manhattan Co. held sole voting power and sole dispositive power as to 140,000 of such shares, shared voting power as to 4,582,789 of such shares and shared dispositive power as to 4,841,822 of such shares.

(15) Based on a Schedule 13G dated February 15, 1999 and jointly filed with the Securities and Exchange Commission. Morgan Stanley Dean Witter & Co. held shared voting power as to 3,476,699 of such shares and shared dispositive power as to 4,063,269 of such shares, and Miller Anderson & Sherrerd, LLP held shared voting power as to 3,133,900 of such shares and shared dispositive power as to 3,636,870 of such shares.

(16) Includes 325,772 shares of Common Stock owned by executive officers and Directors, 573,614 shares of Common Stock that may be purchased pursuant to presently exercisable stock options and 6,600 shares representing shares deferred as share units.

(17) Includes 10,311,913 shares of Class B Common Stock owned by executive officers and Directors and 67,562 shares of Class B Common Stock that may be purchased pursuant to presently exercisable stock options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The nine persons named below, all of whom are presently Directors of the Company, have been nominated for election as Directors of the Company. Three Directors are to be elected by the holders of Common Stock voting separately as a class, and six Directors are to be elected by the holders of Class B Common Stock voting separately as a class, with the Directors, in each separate class vote, to be elected by a plurality of the votes cast. All Directors will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. If no contrary instructions are indicated, it is intended that the accompanying proxy will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the meeting, the proxies may be voted for a substitute nominee or nominees.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

EDWARD A. BLECHSCHMIDT

     Mr. Blechschmidt, age 46 and a Director of the Company since February 1999, has been Chief Executive Officer of the Company since February 1999, its President since October 1998 and its Chief Operating Officer from October 1998 to February 1999. From August 1996 to October 1998 he was President and Chief Executive Officer of Siemens Nixdorf Americas, an information technology company. From January 1996 to July 1996 he was Senior Vice President and Chief Financial Officer of Unisys Corporation, a provider of information technology and consulting services; from January 1995 to December 1995 he was Senior Vice President and President, United States and Canada Division, of Unisys Corporation; and from 1990 to December 1994 he was Senior Vice President and President, Pacific Asia Americas Division, of Unisys Corporation. He is a director of EA Industries, Inc.

JOHN M. MAY

     Mr. May, age 71 and a Director of the Company since 1989, has been an independent management consultant for more than five years.

JOSH S. WESTON

     Mr. Weston, age 70 and a Director of the Company since 1995, has been Honorary Chairman of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services, since May 1998. He was Chairman of Automatic Data Processing, Inc. from 1982 to April 1998 and was Chief Executive Officer of Automatic Data Processing, Inc. from 1982 to August 1996. He is a director of Automatic Data Processing, Inc., J. Crew Inc., Public Service Enterprise Group Company, Shared Medical Systems, Inc. and Vanstar Corporation.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS B COMMON STOCK

VICTOR F. GANZI

     Mr. Ganzi, age 52, has been Executive Vice President of The Hearst Corporation, a diversified communications company with interests in magazine, newspaper, book and business publishing and television and radio stations, since March 1997 and its Chief Operating Officer since March 1998. From 1992 to 1997, at various times Mr. Ganzi served as Hearst's Senior Vice President, Chief Financial Officer and Chief Legal

Officer. Since March 1995 he has also been Group Head of Hearst's Books/Business Publishing Group. He is a director of Hearst-Argyle Television, Inc.

STUART R. LEVINE

     Mr. Levine, age 51 and a Director of the Company since 1995, has been Chairman and Chief Executive Officer of Stuart Levine & Associates LLC, an international training company specializing in leadership, communication, team building and strategic planning, since June 1996. From September 1992 to June 1996 he was Chief Executive Officer of Dale Carnegie & Associates, Inc., a global provider of corporate training in leadership and personal development.

MIRIAM OLSTEN

     Mrs. Olsten, age 74 and a Director of the Company since 1993, is a significant shareholder of the Company. She is the mother of Stuart Olsten, a Director and Chairman of the Board of the Company.

STUART OLSTEN

     Mr. Olsten, age 46 and a Director of the Company since 1986, has been Chairman of the Board of the Company since February 1999. He was Vice Chairman of the Company from August 1994 to February 1999 and was President of the Company from April 1990 to February 1999. He is the son of Miriam Olsten, a Director of the Company.

RICHARD J. SHAROFF

     Mr. Sharoff, age 52 and a Director of the Company since 1994, has been President and Chief Executive Officer of MagCorp., Inc., a franchisor of restaurants, since November 1996. From January 1996 to November 1996 he was Chairman and Chief Executive Officer of Superior Pasta, L.L.C., a developmental stage company in the food industry. From July 1995 to December 1995 he was a consultant to the food industry. From January 1992 to June 1995, he was President and Chief Executive Officer of Haifoods, Inc., a holding company in the food and beverage industries.

RAYMOND S. TROUBH

     Mr. Troubh, age 72 and a Director of the Company since 1993, has been a financial consultant for more than five years. He is a director of ARIAD Pharmaceuticals, Inc., Becton Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Systems, Inc., General American Investors Company, Starwood Hotel & Resorts, Triarc Companies, Inc. and WHX Corporation.
                      ------------------------------------

     The Board held eleven meetings during the past fiscal year. Pursuant to the Company's Stock & Deferred Compensation Plan for Non-Employee Directors, which was approved by shareholders in 1998, each outside member of the Board was paid an annual retainer fee in 1998 in shares of the Company's Common Stock or allowed to defer such payment into a share unit account. The amount of the annual retainer fee is determined by dividing $30,000 by the average closing price of the Company's Common Stock on the New York Stock Exchange for the ten trading days immediately prior to the Company's annual shareholders meeting, rounding the quotient to the nearest 100 shares. Each outside member of the Board was also paid $1,500 for each meeting of the Board attended.

     The Board has a standing compensation committee, comprised of Messrs. Ganzi, Levine, May and Weston, a standing audit committee, comprised of Messrs. Ganzi, Levine, May and Sharoff, and an executive committee, comprised of Messrs. Ganzi, May, Olsten and Weston. The compensation committee, audit committee and executive committee held four meetings, three meetings, and four meetings, respectively, in

1998. Each Director who was a committee member was paid $1,000 for each such meeting attended. The compensation committee reviews and approves senior executive compensation, determines compensation of the Chief Executive Officer and administers certain of the Company's stock plans. The audit committee reviews the Company's financial results, the scope and results of audits of the Company by its independent accountants and the scope and results of internal audits and oversees the Company's compliance program. The executive committee acts in the stead of the entire Board between Board meetings. The Board has no nominating committee.

     In 1998, options to purchase 6,000 shares of Common Stock at a per share exercise price of $7.1875 were automatically granted to each of Messrs. Ganzi, Levine, May, Sharoff, Troubh and Weston and Mrs. Olsten, under the Company's 1990 Non-Qualified Stock Option Plan for Non-Employee Directors and Consultants, as amended and restated. All such options will become vested and fully exercisable in six months from the date of grant, which was December 7, 1998.

     In July 1998, the Company commenced a series of monthly charitable contributions of $25,000 to Thirteen/WNET in recognition of Mr. Weston's ongoing contributions to the Board of Directors of the Company and his chairing of the Board's Executive Committee. Such contributions aggregated $150,000 in 1998. Mr. Weston is a member of the Board of Trustees of Thirteen/WNET.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's Directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of equity securities of the Company. The Company believes that all such reports were filed on a timely basis in 1998.

                      ------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer serving during 1998 and the other four most highly compensated executive officers (the "Named Officers") serving at fiscal year end for services as executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                         -----------------------------------------
                                          ANNUAL COMPENSATION                       AWARDS               PAYOUTS
                                  ------------------------------------   ----------------------------   ----------
                                                          OTHER ANNUAL    RESTRICTED     SECURITIES                    ALL OTHER
         NAME AND                                         COMPENSATION      STOCK        UNDERLYING        LTIP       COMPENSATION
    PRINCIPAL POSITION      YEAR  SALARY($)    BONUS($)      ($)(1)      AWARDS($)(2)    OPTIONS(#)     PAYOUTS($)       ($)(3)
    ------------------      ----  ---------    --------   ------------   ------------    ----------     ----------    ------------
Frank N. Liguori(4)         1998  $1,000,000   $             $5,576                        100,000      $1,134,375(5)   $149,040
  Chairman and Chief        1997   1,000,000    700,000       2,619                        150,000       4,295,700(6)    164,790
  Executive Officer         1996   1,007,692    875,000                                                                  192,483

Stuart Olsten               1998     650,000                  2,162                         50,000                        54,540
  Vice Chairman and         1997     650,000    325,000       2,162                        150,000                        83,790
  President                 1996     637,019    425,000                                     30,000                        91,622

Robert A. Fusco             1998     600,000                  2,490                         75,000                        50,040
  Executive Vice President  1997     600,000                  1,484                        150,000                        71,640
  and President, Olsten     1996     587,019    240,000                                     25,000                        75,881
  Health Services

Anthony J. Puglisi          1998     344,231    150,000       1,913                         50,000                        40,521
  Executive Vice President  1997     319,808    150,000       1,913                         75,000                        38,322
  and Chief Financial       1996     294,231    150,000                                     30,000                        36,021
  Officer

Gerald J. Kapalko           1998     335,000    150,000          2,264                         35,000                       39,690
  Executive Vice President  1997     329,808    135,000       2,264                         50,000                        37,872
  and President, Olsten     1996     312,019     85,000                                     20,000                        31,772
  Latin America

---------------
(1) Gross up of taxable portion of fringe benefit.

(2) The number and value of the aggregate restricted (unvested) share holdings at January 3, 1999 are as follows:

                                                                NUMBER OF       VALUE OF
                                                               RESTRICTED      RESTRICTED
                            NAME                                 SHARES          SHARES
                            ----                               ----------      ----------
F. N. Liguori...............................................      75,000        $553,125

(3) Represents profit sharing and matching contributions contributed by the Company for the Named Officers to the Company's Non-Qualified Retirement Plan for Selected Management Employees.

(4) Mr. Liguori resigned from the Company on February 10, 1999. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(5) The long-term incentive payout reported for Mr. Liguori reflects the dollar value on the date of issuance of shares of the Company's Common Stock (75,000 shares) issued to Mr. Liguori further to an incentive award approved by shareholders at the Company's 1994 Annual Meeting.

(6) The long-term incentive payout reported for Mr. Liguori reflects the dollar value on the date of issuance of (i) shares of the Company's Common Stock (150,000 shares) issued to Mr. Liguori further to an incentive award approved by shareholders at the Company's 1994 Annual Meeting and (ii) shares of the Company's Common Stock (136,380 shares) issued to Mr. Liguori further to a performance award approved by shareholders at the Company's 1996 Annual Meeting.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                            ----------------------------------------------------------       ANNUAL RATES
                              NUMBER OF                                                        OF STOCK
                             SECURITIES     PERCENT OF TOTAL                              PRICE APPRECIATION
                             UNDERLYING      OPTIONS GRANTED    EXERCISE                  FOR OPTION TERM(1)
                               OPTIONS       TO EMPLOYEES IN      PRICE     EXPIRATION   ---------------------
           NAME             GRANTED(#)(2)      FISCAL YEAR       ($/SH)        DATE       5% ($)     10% ($)
           ----             -------------   ----------------    --------    ----------    ------     -------
Frank N. Liguori..........     100,000             5.1%         $14.6875     1/13/08     $923,680   $2,340,810
Stuart Olsten.............      50,000             2.5           14.6875     1/13/08      461,840    1,170,405
Robert A. Fusco...........      40,000             2.0           14.6875     1/13/08      369,472      936,324
                                35,000             1.8             9.125     7/30/08      200,851      509,002
Anthony J. Puglisi........      50,000             2.5             9.125     7/30/08      286,930      727,145
Gerald J. Kapalko.........      10,000             0.5           14.6875     1/13/08       92,368      234,081
                                25,000             1.3             9.125     7/30/08      143,465      363,573

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Company's stock price.

(2) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a ten-year term and become exercisable over a four-year period in increments of 25% per year beginning with the first anniversary of the date of grant.

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of that year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                              SHARES                             YEAR END(#)              AT FISCAL YEAR END($)
                            ACQUIRED ON      VALUE       ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------    -----------   -------------   -----------   -------------
Frank N. Liguori..........         0             --         30,000        220,000         $  0            $ 0
Stuart Olsten.............         0             --        110,425        194,375            0              0
Robert A. Fusco...........         0             --        108,125        216,875            0              0
Anthony J. Puglisi........         0             --         58,875        130,625            0              0
Gerald J. Kapalko.........         0             --         66,875         90,625            0              0

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis at normal retirement date to participants in the Company's Supplemental Executive Retirement Plan for key employees designated by the Company ("SERP"), which is a non-contributory, non-qualified defined benefit plan. Amounts shown include Social Security benefits and the annuitized value of accumulations of profit sharing contributions made by the Company on behalf of a participant.

                               PENSION PLAN TABLE

                                                            ANNUAL BENEFITS FOR YEARS OF SERVICE
                       REMUNERATION                         -------------------------------------
                       ------------                         10 YEARS     15 YEARS      20 YEARS
$ 250,000.................................................  $ 75,000     $112,500     $  150,000
   450,000................................................   135,000      202,500        270,000
   650,000................................................   195,000      292,500        390,000
   850,000................................................   255,000      382,500        510,000
 1,050,000................................................   315,000      472,500        630,000
 1,250,000................................................   375,000      562,500        750,000
 1,450,000................................................   435,000      652,500        870,000
 1,650,000................................................   495,000      742,500        990,000
 1,850,000................................................   555,000      832,500      1,110,000
 2,050,000................................................   615,000      922,500      1,230,000

     The SERP benefit objective is to provide a participant who has spent a 20-year career with the Company with retirement income at age 62 equal to 60% of the average of his or her covered compensation (salary, bonuses and incentive compensation) over the highest five of six consecutive years out of last ten years prior to retirement. Proportionately decreased benefits may be payable at early retirement. The SERP benefit is reduced both by the value of Social Security benefits and by the annuitized value of accumulations of profit sharing contributions made on behalf of a participant by the Company. The current credited years of service for Messrs. Liguori, Olsten, Fusco, Puglisi and Kapalko are 27, 23, 13, 5 and 20, respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Frank N. Liguori served as Chairman of the Board and Chief Executive Officer pursuant to an employment agreement which provided that if Mr. Liguori's employment was terminated by the Company for any reason other than for disability or for cause, or if Mr. Liguori voluntarily terminated his employment within one year after a Change of Control (as defined), a substantial change in his responsibilities or a determination not to renew the employment agreement, he would be entitled to receive a cash lump sum equal to (i) his then current base salary, plus the highest bonus paid or payable to him during the term of the employment agreement plus the annualized value of benefits provided under the Company's benefit programs multiplied by (ii) the number of full and partial years in the period from the date of termination to the twenty-fourth month following the date on which his employment would otherwise have terminated. On February 10, 1999, Mr. Liguori and the Company entered into a separation agreement pursuant to which he resigned his positions with the Company and the employment agreement was cancelled. In consideration of Mr. Liguori's relinquishing his rights under the employment agreement, his agreeing not to compete with the Company for one year and not to solicit customers or employees for two years, and his release of all claims relating to his employment with the Company, Mr. Liguori received a lump sum payment of $9,887,500. Mr. Liguori will also provide consulting services to the Company for one year and receive $225,000 for such services. Stock options previously granted to Mr. Liguori will vest in accordance with their normal vesting schedule and will be exercisable through March 31, 2004. Mr. Liguori will also continue to receive benefits under the Company's medical and dental plans through March 31, 2002, and he will be entitled to his retirement benefits and payment of his legal costs incurred in connection with the separation agreement.

     The Company has entered into change in control agreements with each of Messrs. Robert Fusco, Anthony Puglisi and Gerald Kapalko. The agreements were for a term in effect through August 9, 1997 and are automatically extended for successive one-year terms thereafter unless the Company provides one-year's prior notice that it does not wish to extend the term. In addition, if a Change in Control (defined substantially as occurring on the date any of the following occurs: (a) any person or persons acting together which would constitute a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934 (other than the Company, any subsidiary of the Company, members of the Olsten family and their "permitted transferees") shall beneficially own, directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company; (b) either (i) certain directors (or, under certain circumstances, their successors) cease for any reason to constitute at least a majority of the members of the Company's Board of Directors or (ii) at a meeting of the Company's shareholders called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; (c) the Company's shareholders approve an agreement providing for the merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock and Class B Common Stock are converted into cash, securities or other property, except in certain circumstances; or (d) the Company's shareholders approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series) of all or substantially all of the assets of the Company) occurs during the term of the agreement, the agreement continues in effect for a period of 36 months beyond the month in which the Change in Control occurs.

     If a Change in Control occurs and the executive's employment is terminated during the term of the agreement for any reason except termination by the Company for "cause," termination by the executive other than for "good reason" or termination because of death, retirement or disability, the executive will generally be entitled to receive a cash lump sum equal to 2.99 times the average of the annual compensation payable to the executive by the Company for the five calendar years preceding the calendar year in which a Change in Control occurs. In addition, all outstanding stock options granted to the executive will become fully exercisable and vested, and for the 36-month period after the date of the executive's termination of employment, the Company will, upon request from the executive, arrange to provide the executive with health, life, disability and/or accident benefits substantially similar to those the executive received immediately prior to the termination unless and until the executive receives such benefits from a subsequent employer.

CERTAIN TRANSACTIONS

     Ronald A. Malone, an Executive Vice President of the Company and President, Olsten Staffing Services, United States and Canada, has a bridge loan from the Company to assist in his relocation to New York. The largest amount of the loan outstanding and the current amount outstanding is $98,200. Interest on the loan is at prime.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has, with the direction and supervision of the Compensation Committee of the Board of Directors, established and put into practice compensation policies, plans and programs, whose goals are twofold: to attract and retain qualified executives and to seek to enhance the Company's profitability by uniting senior management's interests with those of the Company's shareholders.

BASE SALARY

     Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and longer-term incentive compensation. In the setting of base salaries, consideration is given to salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies. Annual and longer-term incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

     The Committee fixed the base salary of the Chief Executive Officer and the Vice Chairman and President. Beginning in 1994, the Chief Executive Officer's base salary could not be set lower than the minimum base salary provided for in his employment agreement with the Company. The Chief Executive Officer recommended the base salaries of the other Named Officers and the other senior executives for review and approval by the Committee.

INCENTIVE COMPENSATION

     No bonus incentive compensation was paid to the Chief Executive Officer and the Vice Chairman and President in 1998 because previously established net income goals for the Company were not met. No bonus incentive compensation was paid to the President of Olsten Health Services, because his profit targets were not met. Except for the Executive Vice President and President, Olsten Latin America, whose bonus incentive was based on the achievement of certain profit targets, the Chief Executive Officer recommended the incentive compensation of the Company's other senior executives, including the other Named Officer, and the Committee reviewed and approved the final compensation for these executives.

STOCK OPTIONS AND GRANTS

     During each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's stock plans. In determining the amount and nature of awards under such plans to be granted to the senior management group, including the Named Officers other than the Chief Executive Officer and the Vice Chairman and President, the Committee reviewed with the Chief Executive Officer awards recommended by him, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each member of the senior management group. Awards to the Chief Executive Officer and the Vice Chairman and President were established separately and were based, among other things, on the Committee's analysis of their respective past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO COMPENSATION

     The Committee maintained the Chief Executive Officer's base salary in 1998, as it had in 1997 and 1996, at $1,000,000. No bonus compensation was awarded to the Chief Executive Officer in 1998 because previously established Company performance goals were not met. In 1998, the Committee awarded the Chief Executive Officer 100,000 stock options, vesting over four years, which was the second award of options to the Chief Executive Officer since 1990.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will in general seek to qualify compensation paid to such executive officers for deductibility under Section 162(m) in order to decrease the after-tax cost of such compensation to the Company, although there may be circumstances in which it is not possible, or not in the Company's best interests, to do so.

The foregoing report has been furnished by:

Josh S. Weston, Chairman
Victor F. Ganzi
Stuart R. Levine
John M. May

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph for the period of five years commencing January 1, 1994 and ending December 31, 1998 comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P MidCap 400 Index, a new Peer Group Index -- Staffing Services, a new Peer Group Index -- Health Services and the Peer Group Index ("Old Peer Group Index") comprised of the companies used in the shareholder return performance graph in last year's Proxy Statement. The Company believes that utilization of the new peer group indexes provides to shareholders a more complete picture of the Company's relative stock performance.

     The Peer Group Index -- Staffing Services is comprised of the following publicly traded companies: Interim Services Inc.; Kelly Services, Inc.; Manpower Inc.; and Norrell Corp. The Peer Group Index -- Health Services is comprised of the following publicly traded companies: Apria Healthcare Group Inc.; Coram Healthcare Corp.; In Home Health Inc.; and Pediatric Services of America Inc. The Old Peer Group Index is comprised of the following publicly traded companies: Apria Healthcare Group Inc.; Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Staff Builders, Inc.; and Volt Information Sciences, Inc.

     The line graph assumes that $100 was invested on January 1, 1994 in each of the Company's Common Stock, the S&P MidCap 400 Index, the Peer Group
Index -- Staffing Services, the Peer Group Index -- Health Services and the Old Peer Group Index and that all dividends were reinvested. Media General Financial Services furnished the data for the graph.

                                  OLSTEN GRAPH
                            ------------------------

                                   PROPOSAL 2

                         APPROVAL OF OLSTEN CORPORATION
                         EXECUTIVE OFFICERS BONUS PLAN

GENERAL

     In 1994 the Company established, and the shareholders approved, the Executive Officers Bonus Plan (the "Executive Bonus Plan") pursuant to which the executive officers of the Company (each an "Executive", and collectively the "Executives") may be entitled to receive annual bonus compensation, contingent upon the attainment of certain performance goals. The Executive Bonus Plan has been amended, subject to shareholder approval, to expand the performance criteria, as described below, that may be utilized under the plan.

     In order to qualify under the performance-based compensation exception under Section 162(m) of the Code, and thereby avoid potential nondeductibility of bonus compensation paid to certain executive officers, the material terms of the Executive Bonus Plan (including the class of eligible participants, the performance criteria contemplated by the plan and the maximum amount payable under the plan) must be approved by shareholders periodically. Accordingly, the Executive Bonus Plan is being submitted for additional shareholder approval.

     A copy of the Executive Bonus Plan is attached as Exhibit A to this Proxy Statement. The material features of the Executive Bonus Plan are described below, but this description is only a summary and is qualified in its entirety by reference to the actual text of the Executive Bonus Plan.

PURPOSE

     The purpose of the Executive Bonus Plan is to provide Executives with an opportunity to earn annual bonus compensation (an "Award") as an incentive and reward for their leadership, ability and exceptional services.

ADMINISTRATION

     The Executive Bonus Plan is administered by a committee of the Board (the "Board Committee") consisting of not less than two persons who, to the extent required to satisfy the exception for performance based compensation under
Section 162(m) of the Code, will be "outside directors" within the meaning of such section.

     Subject to the express provisions of the Executive Bonus Plan, the Board Committee has the authority to (i) establish performance goals for the granting of Awards for each fiscal year of the Company (a "Plan Year"), (ii) determine the Executives to whom Awards are to be made for each Plan Year, (iii) determine whether the performance goals for any Plan Year have been achieved, (iv) authorize payment of Awards under the Executive Bonus Plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the Executive Bonus Plan as it deems advisable, and (vi) interpret the terms and provisions of the Executive Bonus Plan. There are approximately seven Executives who will be eligible to participate in the Executive Bonus Plan.

DETERMINATION OF AWARDS

     The amount of any Award granted to an Executive for a Plan Year will be an amount not greater than the lesser of 200% of such Executive's annual base salary or $2.5 million, which amount will be determined based on the achievement of one or more performance goals established by the Board Committee with respect to such Executive. Performance goals may vary from Executive to Executive and shall be based upon such one or more of the following performance criteria as the Board Committee may deem appropriate: appreciation in share value, total shareholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, gross profit margin, net profit margin, employee turnover, employee headcount, labor costs, customer service and accounts receivable. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the day immediately preceding the first day of such Plan Year (or such later date as may be permitted pursuant to Section 162(m) of the Code) (the "Determination Date"), the Board Committee will establish (i) the Executives who will be eligible for an Award for such Plan Year, (ii) the Executive's annual base salary for purposes of determining the amount of such Executives's Award for such Plan Year, (iii) the performance goals for such Plan Year, and (iv) the corresponding Award amounts payable under the Executive Bonus Plan upon achievement of such performance goals.

PAYMENT OF AWARD

     An Award (if any) to any Executive for a Plan Year will be paid in a single lump sum in cash as soon as practicable after the end of the Plan Year, provided, however, that the Board Committee shall have first certified in writing, (i) that a performance goal with respect to such Executive for such Plan Year was satisfied and the level of such goal attained, and (ii) the amount of each such Executive's Award. If an Executive dies after the end of a Plan Year but before receiving payment of any Award, the amount will be paid to a designated beneficiary or, if no beneficiary has been designated, to the Executive's estate. Notwithstanding the foregoing, the Board Committee may determine by separate employment agreement with any Executive or otherwise, that all or a portion of an Executive's Award for a Plan Year will be payable to such Executive upon his death, disability, or termination of employment with the Company, or upon a change of control of the Company, during the Plan Year.

NON-TRANSFERABILITY

     No Awards or rights under the Executive Bonus Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

AMENDMENTS AND TERMINATION

     The Board may terminate the Executive Bonus Plan and may amend it from time to time; provided, however, that no termination or amendment of the Executive Bonus Plan will adversely affect the rights of an Executive or a beneficiary to a previously certified Award. Amendments to the Executive Bonus Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain Federal income tax aspects with respect to the Executive Bonus Plan based upon the laws in effect on the date hereof.

     Upon payment of an Award to an Executive for any Plan Year pursuant to the Executive Bonus Plan, such Executive will recognize ordinary income in the amount of such Award on the date such compensation is paid.

     The Company will generally be entitled to a deduction in the amount taxable as ordinary income to an Executive, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to an Executive pursuant to the Executive Bonus Plan will generally qualify as "performance-based compensation" under Section 162(m) of the Code and, consequently, should generally not be subject to the $1 million deduction limit thereunder.

     The foregoing is based upon Federal tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Executive Bonus Plan. Also, the specified state and local tax consequences to an Executive and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the Executive.

NEW PLAN BENEFITS

     The amount of benefits payable in the future under the Executive Bonus Plan is not currently determinable. However, for 1998 the Company paid a bonus of $150,000 under the Executive Bonus Plan to Gerald J. Kapalko, Executive Vice President and President, Olsten Latin America.

REQUIRED VOTE

     In voting on approval of the Executive Bonus Plan, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Approval of the Executive Bonus Plan requires the affirmative vote by the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting. Unless marked to the contrary, proxies received will be voted for the approval of the Executive Bonus Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE BONUS PLAN.

                                   PROPOSAL 3

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the 1999 fiscal year, subject to ratification and approval by the shareholders. In voting on such ratification and approval, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

     PricewaterhouseCoopers LLP, by virtue of its predecessor firm, Coopers & Lybrand LLP, has audited the accounts of the Company since 1967. The Company has been advised that a representative of PricewaterhouseCoopers LLP will be present at the meeting and will have an opportunity to make a statement and to answer appropriate questions posed by shareholders.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF PRICEWATERHOUSECOOPERS LLP.

                                   PROPOSAL 4

          SHAREHOLDER PROPOSAL TO ELIMINATE STOCK OPTIONS, BONUSES AND
                  RESTRICTED SHARES FOR TOP SENIOR MANAGEMENT

     The Company is informed that Ruthellen Miller, 23 Park Circle, Great Neck, New York 11024, owner of 500 shares of the Company's Common Stock, intends to introduce the following proposal at the Annual Meeting:

     Resolved "that as soon as practicable, and in conformity with contractual obligations, that the board of directors will take under consideration that all members of top corporate management listed in the proxy statement as the companies chief executive officer and the other four most highly compensated executive officers no longer be remunerated with stock options, bonuses, or restricted shares.

                              Supporting Statement

     The major rationale for offering stock options and bonuses to management is that they provide a major incentive for management to insure corporate profitability. These forms of management compensation are designed as rewards for achievement in corporate profitability and long term growth. I believe that in many instances bonuses, options, and restricted shares are given for corporate performances which range from poor, to mediocre, to adequate profitability.

     However, the essential thrust of this resolution is that those members of management that hold a significant share of company assets should not require additional monetary incentives as motivators to insure corporate profitability. Any reasonable individual would understand that growth and corporate profitability would directly accrue to the shareholders including the executives indicated in the resolution above. How many more motivators do they require?

     In my opinion these unnecessary incentives become a raid on corporate assets and hardly meet the standards of reasonableness and fairness. I believe that compensation of this type are hardly a rationale for inducing higher levels of performance of management.

     I believe those members of management who are supremely confident in their abilities to expand corporate profitability and desire a greater share in its success are always free to buy stock on the open market, taking the same risks as the common shareholder.
                            ------------------------

                       BOARD OF DIRECTORS' RECOMMENDATION

     Your Board of Directors believes this proposal to be against the best interests of our shareholders and recommends that you vote against the proposal. The proposal is contrary to common and competitive compensation practices throughout corporate America.

     The proposal requests the Board of Directors to stop remunerating the Company's chief executive officer and top four most highly compensated executive officers with stock options, bonuses or restricted shares as soon as possible. The Compensation Committee of the Board of Directors reviews the compensation of the Company's executive officers in light of market conditions, the Company's performance and other factors and has developed an executive compensation program that we believe motivates and rewards the Company's executives to enhance Company performance in order to maximize shareholder value. The program provides these incentives by linking a portion of each executive's compensation to the Company's financial performance. This is done by granting equity-based awards such as stock options and making bonus payments that depend on the extent to which the Company is successful in achieving significant financial and non-financial goals. With these types of awards, the interests of the Company's executives are united with the interests of the Company's shareholders.

     We believe that the Company's executive compensation program is competitive, allowing the Company to attract and, especially, to retain talented, experienced management. If our compensation program does not remain competitive, we believe the Company will be less successful in attracting and retaining the executive talent we need.

     Inflexible requirements regarding compensation, as contemplated by this proposal, are not in the best interests of the shareholders. We, therefore, urge you to vote against it.

REQUIRED VOTE

     In voting on Proposal 4, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Approval of the proposal requires the affirmative vote by the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting. Unless marked to the contrary, proxies received will be voted against the proposal.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE AGAINST PROPOSAL 4.

                                   PROPOSAL 5

              SHAREHOLDER PROPOSAL TO REQUIRE SHAREHOLDER APPROVAL
                        OF CHANGE OF CONTROL AGREEMENTS

     The Company is informed that Glenn Freedman, 10 Kenilworth Road, Rye, New York 10580, owner of 300 shares of the Company's Common Stock, intends to introduce the following proposal at the Annual Meeting:

          "RESOLVED, that the shareholders recommend that the board of directors adopt a policy against entering into future agreements with officers and directors of this corporation which provide compensation contingent on a change of control of the corporation, unless such compensation agreements are submitted to a vote of the shareholders and approved by a majority of shares present and voting on the issue."

                              SUPPORTING STATEMENT

     Lucrative severance contracts awarded to senior corporate executives which provide compensation contingent on a change of control, usually through a merger or acquisition of the corporation, are known as "golden parachutes". These contracts are awarded without shareholder approval.

     The practice of providing these large cash awards to a small group of senior corporate managers without shareholder approval has been a subject of public outcry. In 1988, the U.S. Senate in emphasizing the potential conflict of interest between management and shareholders created by these agreements voted ninety eight to one to require shareholder approval of golden parachutes which exceed three times annual compensation.

     Although final action was not taken, it is clear to me that the overwhelming vote in favor of the measure reflects public sentiment against golden parachutes. A shareholder vote would allow the corporation's owners to decide for themselves whether golden parachutes are in their best interests.

     It is clear to me that requiring a shareholder vote is necessary to address the conflicts of interest between management and shareholders that arise in the awarding of golden parachutes.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION
                            ------------------------

                       BOARD OF DIRECTORS' RECOMMENDATION

     Your Board of Directors believes that this proposal is detrimental to shareholders' interests and would weaken the ability of our Company to be effectively managed at critical times. The proposal is contrary to a common corporate business practice throughout corporate America.

     The proposal requests the Board of Directors to refrain from entering into change of control severance agreements with officers and directors of the Company unless those agreements are approved in advance by shareholders. Change of control agreements, when used judiciously under the appropriate circumstances, benefit shareholders because they provide security to key employees if a change of control presents itself. These employees would then be able to focus, without personal concern, on negotiating the best possible deal for shareholders and also secure a smooth transition if a new management team were desired. Rather than creating a conflict of interest, these agreements align the interests of management and shareholders.

     In addition, attracting and retaining talented management in the wake of a change of control is a priority interest of our shareholders. In order to accomplish this goal, competitive severance agreements must be offered to top management. Otherwise, retaining high quality, key employees, of which this Company has several, could become difficult at a critical time and an exodus of talent might occur. Requiring shareholder approval of these agreements would prevent the Board from being able to act quickly and decisively in time pressured situations and, in certain cases, would necessitate the significant added cost of holding a special meeting of shareholders. We believe that we should retain the flexibility to use severance agreements so that we may best serve our shareholders.

REQUIRED VOTE

     In voting on Proposal 5, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Approval of the proposal requires the affirmative vote by the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting. Unless marked to the contrary, proxies received will be voted against the proposal.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE AGAINST PROPOSAL 5.

                                   PROPOSAL 6

                  SHAREHOLDER PROPOSAL REQUESTING PROMPT SALE
                      OF THE COMPANY TO THE HIGHEST BIDDER

     The Company is informed that William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, owner of 2,300 shares of the Company's Common Stock, intends to introduce the following proposal at the Annual Meeting:

          Resolved that the shareholders of Olsten Corporation urge the Olsten Corporation Board of Directors to arrange for the prompt sale of Olsten Corporation to the highest bidder.

     The purpose of the Maximize Value Resolution is to give all Olsten Corporation shareholders the opportunity to send a message to the Olsten Corporation Board that they support the prompt sale of Olsten Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Olsten Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Olsten Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

     The prompt auction of Olsten Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION
                            ------------------------

                       BOARD OF DIRECTORS' RECOMMENDATION

     Your Board of Directors believes that this proposal is against the financial interests of our shareholders and recommends that you vote against the proposal.

     The proposal urges the Board of Directors to seek the prompt sale of the Company to the highest bidder. A prompt sale of the Company to the highest bidder would not necessarily enable shareholders to realize the true value of the Company. At times, a company's market value can be significantly different from its intrinsic value. We believe that the long term potential of the Company is greater than the current market price.

     Furthermore, an announcement that the proposal is adopted could harm the Company's relationships with key constituents by creating uncertainty about our ability and intention to meet customers' service requirements and retain employees. The Company would be at a competitive disadvantage in pursuing longer term customer contracts. In this event, sales and profits could decline and, consequently, so might shareholder value.

     The Board is elected by the shareholders and is composed of individuals familiar with the Company's business and its industry. We continually review and monitor the Company's business and progress consistent with our fiduciary duties. Because we are in the best position to make decisions about the Company, we should retain full discretion to consider all possible strategic alternatives and be able to select the best time for their implementation. A mandate for the prompt sale of the Company could seriously prejudice shareholders' financial interests.

     We have always acted and will continue to act in what we consider to be the best interests of our shareholders. We do not believe that this shareholder proposal will maximize shareholder value and, therefore, we oppose it.

REQUIRED VOTE

     In voting on Proposal 6, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Approval of the proposal requires the affirmative vote by the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting. Unless marked to the contrary, proxies received will be voted against the proposal.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE AGAINST PROPOSAL 6.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting must be received by the Company by December 15, 1999.

     In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2000 Annual Meeting, but does not seek to include in the Company's 2000 Proxy Statement, must be received by the Company no later than February 28, 2000, if the shareholder desires that the Company describe the nature of the proposal in the 2000 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on that proposal.

                                    GENERAL

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS LAST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO LAURIN L. LADEROUTE, JR., SECRETARY, OLSTEN CORPORATION, 175 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747-8905.

     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of individual Directors, as well as officers and others, to solicit personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

                                          By Order of the Board of Directors

                                         LAURIN L. LADEROUTE, JR.
                                              Secretary

Dated: April 13, 1999
       Melville, New York

                                                                       EXHIBIT A

                               OLSTEN CORPORATION

                         EXECUTIVE OFFICERS BONUS PLAN

  SECTION 1.  Purpose.

     Olsten Corporation (the "Company") hereby establishes, subject to shareholder approval, this Executive Officers Bonus Plan (the "Plan") in order to provide the Company's executive officers with an opportunity to earn annual bonus compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their leadership, ability and exceptional services.

  SECTION 2.  Definitions.

     2.1 "Award" means the amount of bonus compensation to which an Eligible Employee is entitled for each Plan Year as determined by the Committee pursuant to Section 4 of the Plan.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

     2.3 "Committee" means a committee of the Company's Board of Directors (the "Board") consisting of not less than two persons who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code are "outside directors" within the meaning of such section. The members of the Committee shall serve at the pleasure of the Board.

     2.4 "Determination Date" means the day immediately preceding the first day of a Plan Year or such later date by which the Committee may establish performance goals for a Plan Year without causing an Award to be treated as other than performance-based compensation within the meaning of Section 162(m) of the Code.

     2.5 "Eligible Employee" means any executive officer of the Company.

     2.6 "Plan Year" means a fiscal year of the Company.

  SECTION 3.  Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority to establish performance goals for the awarding of Awards for each Plan Year; to determine the Eligible Employees to whom Awards are to be made for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

  SECTION 4.  Determination of Awards.

     The amount of an Award for any Plan Year shall be an amount not greater than the lesser of 200% of such Eligible Employee's annual base salary or $2.5 million, which amount shall be determined based on the achievement of one or more performance goals established by the Committee with respect to such Eligible Employee. Performance goals may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: appreciation in share value, total shareholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, gross profit margin, net profit margin, employee turnover, employee headcount, labor costs, customer service and accounts receivable. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. No later than the Determination Date, the Committee shall establish
(i) the Eligible Employees who shall be eligible for an Award for such Plan Year, (ii) the Eligible Employee's annual base salary for purposes of determining the amount of such Eligible Employee's Award for such Plan Year,
(iii) the performance goals for such Plan Year, and (iv) the corresponding Award amounts payable under the Plan upon achievement of such performance goals.

  SECTION 5.  Payment of Award.

     An Award (if any) to any Eligible Employee for a Plan Year shall be paid in a single lump sum in cash as soon as practicable after the end of the Plan Year, provided, however, that the Committee shall have first certified in writing (i) that a performance goal with respect to such Eligible Employee for such Plan Year was satisfied and the level of such goal attained, and (ii) the amount of each such Eligible Employee's Award. If an Eligible Employee dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Eligible Employee's estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined and certified in accordance with this Section 5. Notwithstanding the foregoing, the Committee may determine, by separate employment agreement with any Eligible Employee or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Eligible Employee upon the Eligible Employee's death, disability or termination of employment with the Company, or upon a change of control of the Company, during the Plan Year.

  SECTION 6.  Non-transferability.

     No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

  SECTION 7.  Amendments and Termination.

     The Board may terminate the Plan at any time and may amend it from time to time, provided, however, that no termination or amendment of the Plan shall adversely affect the rights of an Eligible Employee or a beneficiary to a previously certified Award. Amendments to the Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code.

  SECTION 8.  General Provisions.

     8.1 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any Award hereunder shall confer upon an Eligible Employee any right to continued employment.

     8.2 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

  SECTION 9.  Effective Date of Plan.

     The Plan shall become effective on January 3, 1994, subject to approval by the shareholders of the Company at a meeting duly called and held within twelve months following the effective date of the Plan.

                                  COMMON STOCK

[OLSTEN CORPORATION LOGO]
175 Broad Hollow Road
Melville, New York
                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             OF OLSTEN CORPORATION

     The undersigned hereby appoints Edward A. Blechschmidt, Stuart Olsten and Laurin L. Laderoute, Jr., jointly and severally, proxies, with full power of substitution to represent the undersigned and vote all shares of Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 175 Broad Hollow Road, Melville, New York on Tuesday, May 4, 1999 at 9:00 a.m., and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.

                             -FOLD AND DETACH HERE-

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR       Please mark
PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.       your votes as
                                                             indicated in
                                                             this example  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors:

                                WITHHOLD
   FOR all nominees            AUTHORITY
  (except as marked)          for all nominees

        [ ]                        [ ]


2. Approve Executive Officers Bonus Plan.

     FOR           AGAINST          ABSTAIN

     [ ]             [ ]              [ ]

Nominees to be elected by holders of Common Stock: Edward A. Blechschmidt, John
M. May and Josh S. Weston

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------

3. Approve PricewaterhouseCoopers LLP as independent accountants for 1999.

     FOR           AGAINST          ABSTAIN

     [ ]             [ ]              [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5 AND 6.

                                          FOR           AGAINST          ABSTAIN
4. Shareholder proposal to eliminate
   stock options, bonuses and restricted
   shares for top senior management.      [ ]             [ ]              [ ]

5. Shareholder proposal to require
   shareholder approval of change of
   control agreements.                    [ ]             [ ]              [ ]

6. Shareholder proposal requesting
   prompt sale of company.                [ ]             [ ]              [ ]

7. In their discretion, upon such other matters as may properly come before the meeting.


Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, etc. please so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign. If a partnership, please sign in partnership name by authorized person.

Dated:                                           , 1999
       -----------------------------------------

------------------------------------------------
                (Signature)

------------------------------------------------
         (Signature, if held jointly)



                             -FOLD AND DETACH HERE-

                              CLASS B COMMON STOCK

[OLSTEN CORPORATION
      LOGO]
175 Broad Hollow Road
Melville, New York 11747-8905


                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             OF OLSTEN CORPORATION

     The undersigned hereby appoints Edward A. Blechschmidt, Stuart Olsten and Laurin L. Laderoute, Jr., jointly and severally, proxies, with full power of substitution to represent the undersigned and vote all shares of Class B Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 175 Broad Hollow Road, Melville, New York on Tuesday, May 4, 1999 at 9:00 a.m., and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.

                            - FOLD AND DETACH HERE -

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR       PLEASE MARK
PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.       YOUR VOTES AS
                                                             INDICATED IN
                                                             THIS EXAMPLE  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors:

                                WITHHOLD
   FOR all nominees            AUTHORITY
  (except as marked)          for all nominees

        [ ]                        [ ]


2. Approve Executive Officers Bonus Plan.

     FOR           AGAINST          ABSTAIN

     [ ]             [ ]              [ ]

Nominees to be elected by holders of Class B Common Stock: Victor F. Ganzi, Stuart R. Levine, Miriam Olsten, Stuart Olsten, Richard J. Sharoff and Raymond S. Troubh.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------

3. Approve PricewaterhouseCoopers LLP as independent accountants for 1999.

     FOR           AGAINST          ABSTAIN

     [ ]             [ ]              [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5 AND 6.

                                          FOR           AGAINST          ABSTAIN
4. Shareholder proposal to eliminate
   stock options, bonuses and restricted
   shares for top senior management.      [ ]             [ ]              [ ]

5. Shareholder proposal to require
   shareholder approval of change of
   control agreements.                    [ ]             [ ]              [ ]

6. Shareholder proposal requesting
   prompt sale of company.                [ ]             [ ]              [ ]

7. In their discretion, upon such other matters as may properly come before the meeting.


Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, etc. please so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign. If a partnership, please sign in partnership name by authorized person.

Dated:                                           , 1999
       -----------------------------------------

------------------------------------------------
                (Signature)

------------------------------------------------
         (Signature, if held jointly)


                             -FOLD AND DETACH HERE-